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                                                                      EXHIBIT 11



                           BTG, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                FISCAL YEARS ENDED MARCH 31,
                                                       ------------------------------------------------
                                                         1998                1997               1996
                                                       ----------         ----------          ---------



    Net income (loss)                                 $  (35,223)         $    4,271          $   2,954
                                                      ===========         ==========          =========


    Weighted average common stock
      shares outstanding during the
      period (used in the calculation of
      basic per share results)                              8,540              6,887              6,042

    Dilutive effect of common stock
      options and warrants                                     --                254                191
                                                       ----------         ----------          ---------

    Weighted average common stock
      and potentially dilutive securities
      outstanding during the period (used in
      the calculation of diluted per share
      results)                                              8,540              7,141              6,233
                                                       ==========         ==========          =========



    Basic earnings (loss) per share                   $    (4.12)         $     0.62          $    0.49
                                                      ===========         ==========          =========


    Diluted earnings (loss) per share                 $    (4.12)         $     0.60          $    0.47
                                                      ===========         ==========          =========





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